Exhibit 10.40

AMENDMENT NO. 2
TO THE NORTH AMERICAN COAL CORPORATION
SUPPLEMENTAL RETIREMENT BENEFIT PLAN
(As Amended and Restated as of January 1, 2008)

The North American Coal Corporation hereby adopts this Amendment No. 2 to The North American Coal Corporation Supplemental Retirement Benefit Plan (As Amended and Restated as of January 1, 2008) (the "Plan"), to be effective as of the close of business on December 31, 2010. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

The “Whereas” clauses to the Introduction to the Plan are hereby amended by adding the following 11th paragraph to the end thereof, to read as follows:

“WHEREAS, effective December 31, 2010, the COLAs provided to another category of employees of the Company and its subsidiaries were frozen under the Pension Plan and began to be provided under this Plan effective January 1, 2011.”
Section 2

A new Section 2.1(7A) is hereby added to the Plan, immediately following Section 2.1(7), to read as follows:

“(7A). “Class II Frozen Plan 005 Participants” shall mean the Employees who were employed by a Participating Employer on December 31, 2010, who were classified as salary grade E-14 and above on such date and whose Indexed Frozen Part I Benefit under Plan 005 was frozen effective December 31, 2010.”

Section 3

The last sentence of Section 2.1(11) of the Plan is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing: (a) the percentage increases on frozen benefits of the Frozen Plan 005 Participants and the Post-2007 Plan 006 Participants under Plan 005 were frozen under Plan 005 effective December 31, 2007 and such increases began to accrue under this Plan effective January 1, 2008 and (b) the percentage increases on frozen benefits of the Class II Frozen Plan 005 Participants were frozen under Plan 005 effective December 31, 2010 and such increases began to accrue under this Plan effective January 1, 2011.”

Section 4

Section 3.3 is hereby amended by adding the following new Subsection (4) to the end thereof, to read as follows:

“(4) Supplemental Retirement Benefits for Class II Frozen Plan 005 Participants. In lieu of the Supplemental Retirement Benefits described in Section 3.2, a Class II Frozen Plan 005 Participant shall receive a monthly Supplemental Retirement Benefit in an amount equal to the difference between A and B, where:

A =     the monthly Indexed Merged Plan Benefit payable to the Participant or his Beneficiary under the Pension Plan, determined under the Pension Plan as in effect on the date of the Participant's termination of employment with the Controlled Group (and payable in the same optional form as his Actual Pension Plan Benefit) but calculated as if the Indexed Merged Plan Benefit had not been frozen as of December 31, 2010 but had continued in effect until the earlier of his first termination of employment from the Controlled Group for any reason (including retirement, death, disability) or the termination or amendment of the Plan or Plan 005; and
B =    The Class II Frozen Plan 005 Participant's Actual Pension Plan Benefit.”

Section 5

Exhibit A to the Plan is hereby amended in its entirety to read as shown in the attachment to this Amendment.

EXECUTED this 5th day of November, 2010.

THE NORTH AMERICAN COAL CORPORATION

By: /s/ Charles A. Bittenbender
Title: Assistant Secretary